Exhibit 15

CONSENT OF INDEPENDENT REGISTRERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-144798, No. 333-147058, No. 333-158057, No. 333-152206 and No. 333-165630), Form F-3 (No. 333-116044, No. 333-133330, No. 333-148504 and No. 333-150015) of BluePhoenix Solutions Ltd. of our reports dated March [31], 2012, relating to the consolidated financial statements of BluePhoenix Solutions Ltd., included in this Annual Report on Form 20-F.

/s/ Ziv Haft
Ziv Haft
Certified Public Accountants (Isr.)
BDO Member Firm

Tel-Aviv, Israel
March [31], 2012